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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 5, 1997


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-22664                75-2504748
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)


P.O. BOX 1416, 4510 LAMESA HIGHWAY, SNYDER, TEXAS              79549
   (Address of principal executive offices)                  (Zip Code)


                                 (915) 573-1104
              (Registrant's telephone number, including area code)


                                   No Change
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

         On August 5, 1997 the Registrant issued the following press release:

              PATTERSON ENERGY COMPLETES ACQUISITION OF THREE RIGS

SNYDER, TEXAS, AUGUST 5, 1997-PATTERSON ENERGY, INC. (NASDAQ/NM:PTEN) today announced the purchase of three oil and gas contract drilling rigs and related assets through the acquisition of McGee Drilling Corporation, Inc., a contract drilling company based in Midland, Texas. The purchase price was $4.25 million. A portion of the purchase price is related to long term management non-compete agreements. G.H. (Mac) McGee, President of McGee Drilling Corporation will be employed by Patterson.

The rigs are mechanical and are capable of drilling to depths of up to 15,000 feet. All three rigs are fully operational and currently working in the Permian Basin.

With the completion of the McGee acquisition, Patterson Energy has a total of 90 land-based drilling rigs, making it the third largest onshore drilling rig fleet in the United States.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson now has 90 land-based drilling rigs (85 of which are currently operable) and focuses its operations primarily in Texas and southeast New Mexico.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President-Finance and Chief Financial Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212-247-5200

            4510 Lamesa Highway - Snyder, Texas 79549 - 915-573-1104


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PATTERSON ENERGY, INC.



Date:   August 20, 1997                 By: /s/ JAMES C. BROWN
                                            -----------------------------------
                                                James C. Brown
                                                Vice President-Finance